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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on August 3, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.	QWEST SERVICES CORPORATION	QWEST CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter) 4813 (Primary Standard Industrial Classification Code Number)
Delaware (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)
84-1339282 (I.R.S. Employer Identification Number)	84-1339283 (I.R.S. Employer Identification Number)	84-1028672 (I.R.S. Employer Identification Number)

1801 California Street
Denver, Colorado 80202
(303) 922-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen E. Brilz
Deputy General Counsel
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(303) 922-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard M. Russo
Gibson, Dunn & Crutcher LLP
1801 California Street,
Suite 4200
Denver, Colorado 80202
(303) 298-5700

and

Jeffery L. Norton
Peter E. Ruhlin
Linklaters
1345 Avenue of the Americas
New York, New York 10105
(212) 424-9000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

(The facing page is continued on the following page.)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Debt Securities, Preferred Stock, Common Stock, Purchase Contracts, Depositary Shares (4), Warrants (5), or Units (6).	$2,500,000,000	N/A	$2,500,000,000	$294,250
Guarantees by Qwest Services Corporation of Debt Securities (7).	$0	N/A	$0	$0
Guarantees by Qwest Capital Funding, Inc. of Debt Securities (7).	$0	N/A	$0	$0

(1)
Includes such indeterminate principal amount of debt securities, preferred stock, or common stock as may be issued in the event the registrant elects to offer fractional interests in preferred stock and such indeterminate amounts of debt securities, preferred stock, or common stock as may be issued upon conversion of, in exchange for or upon exercise of convertible or exchangeable debt securities, preferred stock, purchase contract, warrant or unit that provides for exercise or conversion into such securities, including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act. The amount of common stock registered in any at-the-market offering by us or on our behalf shall be limited to that which is permissible under rule 415(a)(4)(ii) under the Securities Act. Amount shown is in United States dollars or equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(2)
The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder. The aggregate principal amount of debt securities issued at an original issue discount shall be calculated based upon the offering price of such securities rather than their principal amount.

(3)
Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 under the Securities Act.

(4)
Depositary Shares representing Preferred Stock of Qwest Communications International Inc.

(5)
Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered hereby.

(6)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(7)
There is being registered hereunder all guarantees and other obligations that Qwest Services Corporation and Qwest Capital Funding, Inc. may have with respect to debt securities issued by Qwest Communications International Inc. No separate consideration will be received for such guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offering is not permitted. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.

Subject to completion, August 3, 2005

PROSPECTUS

QWEST COMMUNICATIONS INTERNATIONAL INC.

QWEST SERVICES CORPORATION, as Guarantor

QWEST CAPITAL FUNDING, INC., as Guarantor

$2,500,000,000

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Depositary Shares
Guarantees of Debt Securities
Warrants
Units

        By this prospectus, Qwest Communications International Inc. ("Qwest"), Qwest Services Corporation ("QSC"), and Qwest Capital Funding, Inc. ("QCF") from time to time may offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest. Any debt securities we issue under this prospectus may be guaranteed by QSC and/or QCF, our direct wholly-owned subsidiaries.

        Qwest's common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        Investing in our securities involves a high degree of risk. See "Risk Factors" contained in the applicable prospectus supplement.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is                        , 2005.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
THE COMPANY
Corporate Information
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
General
Events of Default
Merger
Satisfaction and Discharge of Indentures
Modification of the Indentures
Defeasance
Subordination of Subordinated Debt Securities
QSC and/or QCF Guarantees
Global Debt Securities, Depositary and Book Entry
DESCRIPTION OF PREFERRED AND COMMON STOCK
Preferred Stock
Common Stock
Limitation of Liability and Indemnification Matters
Section 203 of the General Corporation Law of the State of Delaware
Certain Anti-Takeover Matters
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
Warrants
Significant Provisions of the Warrant Agreements
DESCRIPTION OF UNITS
Significant Provisions of the Unit Agreement
Transfer Agent and Registrar
PLAN OF DISTRIBUTION
Derivatives and Hedging Transactions
Through the Internet or Bidding or Ordering System
LEGAL MATTERS
EXPERTS

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Qwest, QSC, and QCF filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $2,500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement will also include the following information:

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  the type and amount of securities that we propose to sell;

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  the amount of common stock that any selling stockholder proposes to sell;

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  the public offering price of the securities;

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  the names of any underwriters, agents or dealers through or to which the securities will be sold;

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  any compensation of those underwriters, agents or dealers;

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

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  any risk factors applicable to the securities that we propose to sell; and

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  any other material information about the offering and sale of the securities.

        If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        References in this prospectus to "Qwest," the "Company," "we," "us" and "our" or similar terms are to Qwest Communications International Inc., a Delaware corporation, and its consolidated subsidiaries, references to QSC are to Qwest Services Corporation, a Colorado corporation, and references to QCF are to Qwest Capital Funding, Inc. a Colorado corporation unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC's web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this prospectus.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 150, Washington, D.C. 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC's Public Reference Room, 100 F Street, N.E., Room 150, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

        Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005. We also post our SEC filings on our website at http://www.qwest.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

  •
  the description of our common stock contained in our Form 8-A filed December 27, 1999, including any amendment or report filed for the purpose of updating this description;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 18, 2005 (our "2004 Form 10-K"), which incorporates by reference certain portions of our proxy statement dated April 6, 2005;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005; and

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  our Current Reports on Form 8-K filed February 16, 2005, February 17, 2005, February 18, 2005, February 22, 2005, February 24, 2005, March 1, 2005, March 2, 2005, March 4, 2005, March 14, 2005, March 31, 2005, May 2, 2005, May 13, 2005, June 3, 2005, June 10, 2005, June 23, 2005, and July 15, 2005.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Corporate Secretary, Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202, or by telephone at the following telephone number: (303) 992-1400.

        QSC and QCF are our consolidated wholly owned subsidiaries. Under SEC rules, QSC and QCF are not required to file separate reports with the SEC, although consolidated financial information about QSC and QCF can be found in the financial statements of Qwest.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenue, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus or may be incorporated by reference to other documents we file with the SEC. You can find many of these statements by looking for words such as "may," "would," "could," "should," "plan," "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

        These forward looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Some of these risks are described under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2004 Form 10-K and our 2005 Form 10-Q's. These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Further, the information contained in this document is a statement of our intention as of the date of this prospectus and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

THE COMPANY

        We provide local telecommunications and related services, long distance services and wireless, data and video services within our local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We also provide long-distance services and reliable, scalable and secure broadband data and voice communications outside our local service area as well as globally.

        We previously provided directory publishing services in our local service area. In November 2002, we sold our directory publishing business in seven of the 14 states in which we offered these services. In September 2003, we sold the directory publishing business in the remaining states. As a consequence, the results of operations of our directory publishing business are included in income from discontinued operations in our consolidated statements of operations.

        We currently operate in three segments:

  •
  wireline services;

  •
  wireless services, and

  •
  other services.

        QSC is the direct corporate parent of Qwest Corporation, the entity that, among other things, operates our regulated local telephone business, and Qwest Communications Corporation, the entity through which we conduct substantially all of our unregulated business.

        QCF facilitates the obtaining of debt financing for Qwest's affiliates.

Corporate Information

        Qwest Communications International Inc., a Delaware corporation, was incorporated on February 18, 1997. Qwest will be the issuer of the securities to be sold pursuant to this prospectus other than any guarantees.

        Qwest Services Corporation, a Colorado corporation, was incorporated on January 16, 1996. QSC may be the issuer of guarantees issued pursuant to this prospectus. Qwest is the direct corporate parent of QSC.

        Qwest Capital Funding, Inc., a Colorado corporation, was incorporated on June 10, 1986. QCF may be the issuer of guarantees issued pursuant to this prospectus. Qwest is the direct corporate parent of QCF.

        Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used for general corporate purposes, which may include, among others, the following:

  •
  reduction or refinancing of existing debt;

  •
  making capital investments;

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  funding working capital requirements; and

  •
  funding possible acquisitions and investments.

        Pending any specific application, net proceeds may initially be invested in short-term marketable securities or applied to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        For the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and the quarter ended June 30, 2005, our earnings were insufficient to cover fixed charges. The amount of additional earnings needed to cover fixed charges was $1.7 billion, $1.8 billion, $20.1 billion, $7.5 billion and $2.1 billion for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively. The amount of additional earnings needed to cover fixed charges was $105 million for the quarter ended June 30, 2005. "Earnings" for the purpose of this ratio are computed by adding income (loss) before income taxes, discontinued operations, cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on indebtedness and an interest factor on rentals.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Qwest Communications International Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939 ("Trust Indenture Act").

        The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. However, certain of our existing debt agreements do, and future debt agreements (including the indentures) may, limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

  •
  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

  •
  if the debt securities of the series or the guarantees thereof will be secured, any provisions relating to the security provided and the intended priority ranking of the liens in respect thereof with respect to any other liens on any such collateral;

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  if the debt securities of the series will be guaranteed, any provisions relating to the guarantee or guarantees provided and, if any such guarantees are to be secured, any provisions relating to the security provided and the intended priority ranking of the liens in respect thereof with respect to any other liens on any such collateral;

  •
  any additions to or changes in the covenants set forth in the applicable indenture with respect to the debt securities of the series, and any other covenant, terms or provisions included for the benefit of the debt securities of the series in addition to (and not inconsistent with) those included in the applicable indenture for the benefit of the debt securities of all series, or any other covenant, terms or provisions included for the benefit of the debt securities of the series in lieu of any covenant, terms or provisions included in the applicable indenture for the benefit of debt securities of all series, any provision that any covenant or warranty included in the applicable indenture for the benefit of the debt securities of all series shall not be for the benefit of the debt securities of such series, or any provision that covenants described in the prospectus supplement will cease to apply upon the occurrence of specified events, or any combination of such covenants, terms or provisions;

  •
  whether the debt securities of the series are convertible or exchangeable and, if so, the security or securities into which the debt securities of the series are convertible or exchangeable and the terms, conditions and provisions of conversion or exchange of the debt securities of the series into or for any other security or securities;

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  the denominations in which any debt securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  any addition to or change in the events of default set forth in the applicable indenture which will apply to the debt securities of the series;

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  any addition to or change in the events of default set forth in the applicable indenture which will permit the declaration of the acceleration of maturity of the debt securities of the series;

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  any special United States federal income tax considerations applicable to the debt securities of the series;

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  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable and the manner of determining the equivalent of the currency, currencies or currency units in U.S. dollars for purposes of determining the outstanding amount of such series of debt securities under the applicable indenture;

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  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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  the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

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  whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

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  the ranking of such debt securities as senior debt securities or subordinated debt securities;

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  whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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  whether the debt securities are subject to a periodic offering; and

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  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, except that, at our option, payment of interest on the debt securities may be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

Events of Default

        Unless otherwise specified with respect to a series of debt securities, the following will constitute an Event of Default with respect to a series of debt securities:

  •
  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

  •
  default in the performance, or breach, of any other covenant or agreement contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or agreement included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach without cure or waiver for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

  •
  certain events of bankruptcy, insolvency or liquidation of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities, which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee, which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

  •
  either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

  •
  immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

        The indenture with respect to any series of debt securities—except for certain specified surviving obligations including the Company's obligation to pay the principal of and interest on the debt securities of such series—will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

  •
  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

  •
  reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

  •
  reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

        Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

        The indentures will provide, if such provision is made applicable to the debt securities of a series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities—except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due—upon the deposit with the trustee, in trust for such purpose, of funds or Government Obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge "defeasance." Such a trust may be established only if, among other things:

  •
  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

  •
  a ruling of the U.S. Internal Revenue Service to the same effect; or

  •
  a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

  •
  no Event of Default shall have occurred or be continuing; and

  •
  such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our senior indebtedness and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, to the extent set forth in the subordinated indenture, in right of payment, to the prior payment in full of our indebtedness which is designated as "senior indebtedness," including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will set forth the definition of senior indebtedness that applies to the subordinated debt securities. The applicable prospectus supplement will also describe the subordination provisions that apply to the subordinated debt securities. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before all holders of our senior indebtedness are paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness.

        If the trustee under the subordinated indenture or any holder of any series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders of subordinated debt securities of that series will have to repay that money to the holders of our senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make payments when due. This means the trustee under the subordinated indenture and the holders of that series can take action against us, but they are not entitled to receive any money until the relevant claims of the holders of senior indebtedness have been fully satisfied.

        Unless otherwise specified with respect to a series of subordinated debt securities, the amount of senior indebtedness that we may issue will not be limited by the subordinated indenture.

        We may issue senior subordinated debt securities under the subordinated indenture. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

QSC and/or QCF Guarantees

        QSC and/or QCF may fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, any premium, and any interest on the Senior Indebtedness, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the Senior Indebtedness will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of QSC.

        QSC and/or QCF may fully and unconditionally guarantee on a subordinated basis the due and punctual payment of the principal of, any premium and any interest on the subordinated debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the subordinated debt securities will be subordinated as described in greater detail above. See "Subordination of Subordinated Debt Securities."

        QSC's or QCF's obligations under the guarantee of the debt securities will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the applicable indenture. QSC also will waive any right to require a proceeding against Qwest before its obligations under the guarantees shall become effective.

        The guarantees described herein may be secured. We will describe in the applicable prospectus supplement any provisions relating to the security provided and the intended priority ranking of the liens in respect of the collateral with respect to any other liens on any such collateral.

Global Debt Securities, Depositary and Book Entry

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED AND COMMON STOCK

        The rights of our stockholders will be governed by Delaware law, our certificate of incorporation, and our by-laws. The following description of the material terms of our capital stock is based on the provisions of our certificate of incorporation, as amended. These descriptions are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. For more information as to how you can obtain a current copy of our certificate of incorporation, see "Where You Can Find More Information." As used in this "Description of Capital Stock," "we," "our," and the "Company" refer to Qwest Communications International Inc., and do not, unless the context otherwise indicates, include our subsidiaries.

        As of July 31, 2005, we had 5,200,000,000 shares of authorized capital stock. Those shares consisted of (1) 200,000,000 shares of preferred stock, $1.00 par value per share, of which no shares were outstanding, and (2) 5,000,000,000 shares of common stock, $0.01 par value per share, of which 1,837,409,794 shares were issued and outstanding and approximately 67,998,365 shares reserved for issuance upon exercise of outstanding stock options and similar rights.

Preferred Stock

        We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, including whether the preferred stock is convertible or exchangeable and, if so, the security or securities into which the preferred stock is convertible or exchangeable, and the terms, conditions and provisions of conversion or exchange of the preferred stock into or for any other security or securities, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

Common Stock

        Subject to the rights of the holders of any of our preferred stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable when issued.

        The transfer agent and registrar for our common stock is the Bank of New York.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that a director of the Company will not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.

Section 203 of the General Corporation Law of the State of Delaware

        Section 203 of the General Corporation Law of the State of Delaware applies to the Company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder," as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder," as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between the Company and a related person is prohibited within the three-year period unless it satisfies one of the following conditions:

  •
  before the stockholder became an interested stockholder, the board of directors of the Company must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the related person owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  the business combination is approved by the board of directors of the Company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        See also "Certain Anti-Takeover Matters—Vote Required for Certain Business Combinations" for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.

Certain Anti-Takeover Matters

        Our certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Vote Required for Certain Business Combinations.    Our certificate of incorporation generally requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, which we call "voting stock," voting together as a single class, in addition to any other affirmative vote required by law or the certificate of incorporation, to approve:

  •
  any merger or consolidation of the Company or any of our subsidiaries with a "related person," as defined in the certificate of incorporation and described below;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "substantial part," as defined in the certificate of incorporation and described below, of the assets either of the Company, including, without limitation, any voting securities of a subsidiary of the Company, or a subsidiary of the Company to a related person;

  •
  the issuance by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to any related person;

  •
  the acquisition by the Company or any of its subsidiaries of any securities of a related person;

  •
  any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a related person;

  •
  any merger of the Company into a subsidiary of the Company; or

  •
  any agreement, contract, or other arrangement providing for any of the transactions above.

        A "related person" means any individual, corporation, partnership or other person or entity which, together with its affiliates and associates, beneficially owns in the aggregate 10% or more of the outstanding voting stock of the Company and any affiliate or associate of such person or entity.

        A "substantial part" means more than 80% of the book value of the total consolidated assets of the Company as reported in the consolidated financial statements of the Company and its subsidiaries as of the end of its most recent fiscal year ending prior to the time of determination.

        The special voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

  •
  the transaction is approved by a majority of our "continuing directors," a term which is defined to mean any director who is unaffiliated and not associated with the related person and was a member of the board of directors before the related person became a related person, and any successor of a continuing director who is recommended to succeed the continuing director then a member of the board; or

  •
  all of the following conditions are met:

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

  •
  the highest per share price paid by the related person for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the "announcement date," or in the transaction in which it became a related person, whichever is higher; and

  •
  the fair market value per share of common stock on the announcement date or the date on which the related person became a related person, whichever is higher; and

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration, other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

  •
  if applicable, the highest per share price paid by the related person for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became a related person, whichever is higher;

  •
  if applicable, the redemption price of the shares of such class or series, or if such shares have no redemption price, the highest amount per share to which the holders of shares of that class of voting stock are entitled to receive upon any liquidation of the Company on the announcement date or the date on which the related person became a related person, whichever is higher; and

        •
        the fair market value per share of that class of voting stock on the announcement date or the date on which the related person became a related person, whichever is higher;

    •
    the consideration to be received in the transaction by holders of a particular class of outstanding voting stock will be in cash or in the same form as the related person has previously paid for shares of that class of voting stock; if the related person has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it;

    •
    a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders for the purpose of soliciting stockholder approval of the transaction and shall have contained at the front thereof any recommendation of the continuing directors and a fairness opinion of a reputable investment banking firm.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals must be received at the principal executive offices of the Company not less than 120 days before the anniversary date of the Company's proxy statement released to stockholders the prior year, or if the date of the annual meeting has changed by more than 30 days from the date contemplated at the previous year's annual meeting, then 150 days prior to the date of the annual meeting. The notice must contain certain information specified in the by-laws.

        No Ability of Stockholders to Call Special Meetings.    Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders. Our certificate of incorporation and by-laws provide that only the chairman of the board, the chief executive officer, or a majority of the entire board of directors may call special meetings of the stockholders.

        No Written Consent of Stockholders.    Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

        Amendment of By-Laws and Certificate of Incorporation.    Our certificate of incorporation requires the approval of not less than 75% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the certificate of incorporation relating to our stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend the by-laws.

        Blank Check Preferred Stock.    Our certificate of incorporation provides for 200,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

        These provisions make it more difficult to dilute the anti-takeover effects of our certificate of incorporation and our by-laws.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there were a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.

        Withdrawal of Underlying Preferred Stock.    Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares were subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

        Conversion of Preferred Stock.    If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exchangeable for common stock or preferred stock of another series of Qwest or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Qwest or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock of Qwest or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

        Amendment and Termination of the Depositary Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable or there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Reports.    The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, equity securities or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

        The prospectus supplement will describe the terms of any warrants being offered, including:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the price of the warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

  •
  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the periods during which, and places at which, the warrants are exercisable;

  •
  the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  whether the warrants will be sold separately or with other securities as part of a unit;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

  •
  the identity of the warrant agent;

  •
  the exchanges, if any, on which the warrants may be listed;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of any material United States federal income tax considerations;

  •
  whether the warrants shall be issued in book-entry form; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

        The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision;

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

  •
  reduce the exercise price of the warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

  •
  increase the exercise price of the warrants;

  •
  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

  •
  shorten the period of time during which the warrants may be exercised;

  •
  materially and adversely affect the rights of the owners of the warrants; or

  •
  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of the Debt Securities—Merger."

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preferred stock, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

  •
  the designation and the terms of the units and of the debt securities, preferred stock, common stock, purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  any additional terms of the governing unit agreement;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, purchase contracts, depositary shares or warrants constituting the units; and

  •
  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of the Debt Securities," "Description of Preferred Stock," "Description of Common Stock," "Description of Purchase Contracts," "Description of Depositary Shares," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, common stock, purchase contract, depositary share or warrant included in each unit or hybrid security, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units or hybrid securities under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

        Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

  •
  correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

  •
  materially and adversely affect the holders' units or the terms of the unit agreement; or

  •
  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of the Debt Securities—Modification of the Indentures."

        Consolidation, Merger or Sale of Assets.    The unit agreement provides that we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

  •
  the surviving entity expressly assumes all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

  •
  no immediately after giving effect to such transaction or series of transactions on a pro forma basis, default has occurred and is continuing; and

  •
  we or the surviving entity have delivered to the unit agents an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers, under the indentures with the same effect as if such successor corporation had been named as us.

        Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Transfer Agent and Registrar

        The Bank of New York is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell the securities described in this prospectus:

  •
  through agents;

  •
  through remarketing firms;

  •
  through one or more underwriters or dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended ("Securities Act");

  •
  through a combination of any of these methods of sale; or

  •
  at a fixed exchange ratio in return for other of our securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.

        Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

Derivatives and Hedging Transactions

        We may enter into derivative or other hedging transactions third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Through the Internet or Bidding or Ordering System

        We may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may affect the price or other terms at which such securities are sold.

        The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

LEGAL MATTERS

        Certain legal matters on behalf of Qwest, QSC and QCF will be passed upon for us by Stephen E. Brilz, Esq. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule of Qwest Communications International Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the adoption of certain new accounting standards.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$294,250
Printing expenses*	$500,000
Legal fees and expenses*	$550,000
Accounting fees and expenses*	$550,000
Transfer Agent fees and expenses*	$25,000
Rating Agency fees*	$50,000
Trustee's and Depositary's fees and expenses*	$25,000
Miscellaneous*	$5,750

Total*	$2,000,000

*
Estimated.

Item 15. Indemnification of Directors and Officers

        The following summaries are subject to the complete text of the statutes and organizational documents of the registrants described below and are qualified in their entirety by reference thereto. Qwest is a Delaware corporation and each of QSC and QCF is a Colorado corporation.

  Qwest Communications International Inc., a Delaware corporation

        Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation's action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Qwest provides for indemnification of directors and officers in its Amended and Restated Bylaws. The Amended and Restated Bylaws provide for indemnification of its current (and, in some cases, former) directors and officers against any liability incurred in connection with any proceeding in which such person may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except: (a) to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law, or (b) where a judgment or other final adjudication adverse to such person establishes, or where it is determined in accordance with applicable law, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to Qwest or its stockholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. To the extent permitted by law, officers and directors are required to cooperate with Qwest as a condition to receiving indemnification under the Amended and Restated Bylaws.

        Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, Qwest's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to Qwest and its stockholders except for liability for any breach of the director's duty of loyalty to Qwest or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, arising under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

        Qwest, QSC and QCF also have agreements with certain of their officers and directors which require that Qwest, QSC or QCF, respectively, indemnify such officers and directors to the extent permitted or required by each company's Bylaws and applicable law. The directors and officers of Qwest, QSC and QCF are covered by insurance policies that insure them against certain liabilities. Such policies contain an agreement that Qwest, QSC and/or QCF will indemnify their directors and officers to the fullest extent permitted by law.

  Qwest Services Corporation and Qwest Capital Funding, Inc., each a Colorado corporation

        QSC and QCF are governed by provisions of their Amended and Restated Articles of Incorporation and/or Amended and Restated Bylaws that set forth the circumstances in which each corporation is required to indemnify its respective officers and directors under applicable law. The Colorado Business Corporations Act (the "CBCA"), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs QSC's and QCF's obligations to indemnify their officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. As to directors, the CBCA generally requires that a director provide a statement that he or she has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith and, for acts done in a director's official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful. In a proceeding brought by or in the right of the corporation, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he or she is adjudged liable, unless a court orders the corporation to pay reasonable expenses. On the other hand, the corporation must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

        The Amended and Restated Bylaws of both QSC and QCF also require indemnification of their respective directors and officers if such indemnification would be consistent with the CBCA, subject to certain conditions. These conditions include, among other things, that (a) the director or officer must have acted consistently with the standards of conduct set forth in the CBCA and described above, and (b) the director or officer must cooperate with the corporation in connection with the proceeding. In certain situations, QSC and QCF also are required to pay legal fees and expenses to their respective officers and directors in advance of a final judgment. The rights granted to the respective officers and directors by the Amended and Restated Bylaws of QSC and QCF are not exclusive and continue as to former officers and directors.

        The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit. The Amended and Restated Articles of Incorporation of QSC and QCF eliminate the personal liability of any director of the corporation to the corporation and its shareholders for monetary damages for any breaches of fiduciary duties as a director, to the fullest extent permitted by the CBCA.

Item 16. Exhibits

        A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act, each filing of Qwest's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (6)   That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (7)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Communications International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 3, 2005.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ OREN G. SHAFFER
Name: Oren G. Shaffer Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 3, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 3, 2005
/s/ JOHN W. RICHARDSON John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 3, 2005
* Linda G. Alvarado	Director	August 3, 2005
* Philip F. Anschutz	Director	August 3, 2005
* Charles L. Biggs	Director	August 3, 2005
* K. Dane Brooksher	Director	August 3, 2005

* Cannon Y. Harvey	Director	August 3, 2005
* Peter S. Hellman	Director	August 3, 2005
* Vinod Khosla	Director	August 3, 2005
* Frank P. Popoff	Director	August 3, 2005
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 3, 2005.

QWEST SERVICES CORPORATION

By:	/s/ OREN G. SHAFFER

Name: Oren G. Shaffer
Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 3, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 3, 2005
/s/ JOHN W. RICHARDSON John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 3, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Capital Funding, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 3, 2005.

QWEST CAPITAL FUNDING, INC.

By:	/s/ OREN G. SHAFFER

Name: Oren G. Shaffer
Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 3, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 3, 2005
/s/ JOHN W. RICHARDSON John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 3, 2005

EXHIBIT INDEX

Exhibit No.		Exhibit
1.1		Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*
1.2		Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*
1.3		Form of Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.*
1.4		Form of Distribution Agreement.*
4.1
Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Qwest's Registration Statement on Form S-4/A, filed September 17, 1999, File No. 333-81149).
4.2
Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.3
Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.4
Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-02).
4.5
Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-02).
4.6
Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-01).
4.7
Amended and Restated Bylaws of Qwest Capital Funding, Inc., effective as of February 13, 2003 (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-01).
4.8	(a)	Form of Senior Debt Indenture.
4.8	(b)	Form of Subordinated Debt Indenture.
4.9		Form of Global Senior Note.*
4.10		Form of Global Senior Convertible Note.*
4.11		Form of Global Subordinated Note.*
4.12		Form of Global Subordinated Convertible Note.*

4.13	Specimen of Certificate Representing the Company's Common Stock.
4.14	Form of Certificate of Designation for Preferred Stock of the Company.*
4.15	Form of Warrant Agreement.*
4.16	Form of Depositary Agreement.*
4.17	Form of Depositary Receipt.*
4.18	Form of Purchase Contract Agreement.*
4.19	Form of Unit Agreement.*
4.20	Form of Unit Certificate.*
5.1	Opinion of Stephen E. Brilz, Esq.
12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Qwest Communications International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed February 18, 2005, File No. 1-15577).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stephen E. Brilz, Esq. (included in the opinion referred to in Exhibit 5.1 above).
24.1	Qwest Communications International Inc. and Qwest Services Corporation Power of Attorney.
24.2	Qwest Capital Funding, Inc. Power of Attorney.*
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.*
25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.*

*
To be filed by amendment or via Form 8-K.